Exhibit 3.52

CORPORATE ACCESS NUMBER: 2012552663

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

NISKA GAS STORAGE CANADA ULC IS THE RESULT OF AN

AMALGAMATION FILED ON 2006/07/13.

BUSINESS CORPORATIONS ACT

Alberta	Articles of Amalgamation

1.     Name of Amalgamated Corporation

NISKA GAS STORAGE CANADA ULC

2.     The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.     Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.     Number, or minimum and maximum number of directors:

Not less than 1 director and not more than 7 directors.

5.     If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

None.

6.     Other provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.	Name of Amalgamating Corporations	Corporate Access Number
	Niska Gas Storage Canada ULC	2012552192
	1241305 Alberta ULC	2012413056

4.	DATE	SIGNATURE	TITLE

	July 13, 2006		Authorized Person

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.             The number of shareholders of the Corporation, exclusive of persons who are in its employment or that of an affiliate and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in that employment, shareholders of the Corporation, and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2.             Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.             The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.             The liability of each shareholder of the Unlimited Liability Corporation, for any liability, act or default of the Unlimited Liability Corporation, is unlimited in extent and joint and several in nature.